EXHIBIT 21.1


The subsidiaries of The Neptune Society, Inc. are as follows:

     o Neptune Society of America, Inc., a company incorporated under the laws of the State of California;

     o Neptune Management Corp., a company incorporated under the laws of the State of California;

     o Heritage Alternatives, Inc., a company incorporated under the laws of the State of California;

     o Neptune Pre-Need Plan, Inc., a company incorporated under the laws of the State of California;

     o    Neptune Funeral Services, Inc.;

     o    Neptune Funeral Services of Westchester, Inc.;

     o Neptune-Los Angeles, Ltd., a limited partnership under the laws of the State of California;

     o Neptune-Santa Barbara, Ltd., a limited partnership under the laws of the State of California;

     o Neptune-Miami, Ltd., a limited partnership under the laws of the State of Florida;

     o Neptune-St. Petersburg, Ltd., a limited partnership under the laws of the State of Florida;

     o Neptune-Ft. Lauderdale, Ltd., a limited partnership under the laws of the State of Florida;

     o Neptune-Nassau, Ltd., a limited partnership under the laws of the State of California;

     o Neptune-Westchester, Ltd., a limited partnership under the laws of the State of California; and

     o Heritage Alternatives, L.P., a limited partnership under the laws of the State of California.